Exhibit 99.1

GENIUS PRODUCTS, INC. ANNOUNCES DATE OF YEAR-END 2006
PRELIMINARY RESULTS CONFERENCE CALL

Company exceeds 2006 full year pro forma gross revenue guidance; Generates preliminary pro forma gross revenues of over $380 million for the full year 2006

Company reaffirms full year 2007 gross revenue guidance for Genius Products, LLC of $700 - $800 million

SANTA MONICA, CA - April 17, 2007 -- Genius Products, Inc. announced today that it will release its fourth quarter and year ended December 31, 2006 preliminary results and host a conference call to discuss the results on Friday, April 20th, 2007.

Genius Products generated preliminary pro forma gross revenue of over $380 million exceeding previously issued guidance. The Company reaffirmed full year 2007 gross revenue guidance for Genius Products, LLC of $700 to $800 million. The pro forma gross revenues reflect the consolidation of the financial statements of the Distributor with Genius Products, Inc.

"We have grown from a relatively small distributor with 2005 gross revenue of $32 million to a major independent distributor on a growth path to anticipated gross revenue of $700 to $800 million in 2007. This growth makes us a major force in the home entertainment industry as well as one of the fastest growing entertainment companies. We have consistently taken steps to manage this growth in a manner that maximizes shareholder value over the long-term," stated Stephen K. Bannon, Chairman of the Board and Trevor Drinkwater president and CEO of Genius Products, Inc. “We believe the filing of the 2006 10-K will mark a new phase in our business and the completion of the transition from the legacy to the new branded content business.”

The Company anticipates that it will file its 2006 Annual Report on Form 10-K, the week of April 23, 2007. In addition, the Company will file a form 8-K, on April 17, 2006, outlining the non-cash restatements related to the 2006 annual audit.

The Company’s 2006 Annual Report on Form 10-K is being filed late. The Company believes its 2006 audit is particularly lengthy due to the Company’s unprecedented growth, the closing of The Weinstein Company transaction in July 2006, the 15 new brand partnerships closed in 2006 and its non-cash restatements. The Company recently changed auditing firms on December 18, 2006 to Ernst & Young LLP.

The Company’s executives will host an investor conference call to discuss the preliminary results on April 20th at 5:30 a.m. Pacific Time (8:30 a.m. Eastern Time). Investors are invited to listen to Genius Products' conference call by dialing 800-884-5695 and using the passcode 12781454. International callers can dial 617-786-2960 and enter the same passcode. There will also be a simultaneous webcast available at http://phx.corporate-ir.net/playerlink.zhtml?c=76054&s=wm&e=1532797 . A replay of the call will be available until Friday, May 4th and can be accessed by dialing 888-286-8010 from the U.S., or 617-801-6888 for international callers, and using the 80501165. A replay webcast will also be available at www.geniusproducts.com.

Exhibit 99.1

About Genius Products

Genius Products, Inc. (OTCBB:GNPI - News), along with The Weinstein Company Holdings LLC, together owns Genius Products, LLC, a leading independent home-entertainment distribution company that produces, licenses and distributes a valuable library of motion pictures, television programming, family, lifestyle and trend entertainment on DVD and other emerging platforms through its expansive network of retailers throughout the U.S. Genius handles the distribution, marketing and sales for such brands as Asia Extreme™, Discovery Kids™, Dragon Dynasty™, Dimension Films™, ESPN®, IFC®, RHI Entertainment™, Sesame Workshop®, The Weinstein Company® and WWE®. Genius Products, Inc. is the managing member of Genius Products, LLC, in which it holds a 30% equity interest.

Safe Harbor Statement

Except for historical matters contained herein, the matters discussed in this press release are forward-looking statements. The forward-looking statements reflect assumptions and involve risks and uncertainties that may affect Genius Products' business, forecasts, projections and prospects, and cause actual results to differ materially from those in these forward-looking statements. These forward-looking statements include, but are not limited to, statements relating to revenues in 2006 and 2007. Actual results could vary for many reasons, including but not limited to, our ability to continue to attract and keep experienced management, acquire and keep valuable content or expand our distribution partnership, the unpredictability of audience demand, the success of The Weinstein Company titles at box office and the popularity of our titles on DVD, our ability to perform under the terms of our agreement with our content providers, especially with The Weinstein Company and ESPN, our ability to continue to manage our significant growth, the effect of technological change, the availability of alternative forms of entertainment and our ability to maximize our operating leverage. Other such risks and uncertainties include the matters described in Genius Products' filings with the Securities and Exchange Commission. Genius Products assumes no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Contact:
GNPI—Investor Relations
John Mills / Anne Rakunas, 310-954-1100

GNPI-- Media Relations
Alecia Pulman, 203-682-8200